EXHIBIT (h)(iii)
                          SUB-ADMINISTRATION AGREEMENT

         THIS AGREEMENT is made as of this 1st day of November, 2004, by and between FIFTH THIRD BANK ("Fifth Third"), an Ohio banking corporation, and BISYS FUND SERVICES OHIO, INC. ("BISYS"), an Ohio corporation.

         WHEREAS, Fifth Third has entered into an Administration Agreement, dated October 29, 2001 (the "Administration Agreement"), with Fifth Third Funds (the "Company"), a Massachusetts business trust registered with the Securities and Exchange Commission (the "Commission"), concerning the provision of various services, including but not limited to administration services, for the various investment portfolios of the Company, all as now or hereafter may be established from time to time (individually referred to herein as a "Fund" and collectively as the "Funds") as set forth on Schedule A;

         WHEREAS, Fifth Third and BISYS entered into a Sub-Administration Agreement dated October 29, 2001 under which BISYS Fund Services Limited Partnership (an affiliate of BISYS) currently serves as sub-administrator of the Funds (the "2001 Agreement");

         WHEREAS, the parties desire that BISYS replace BISYS Fund Services Limited Partnership as sub-administrator, and in that capacity assist Fifth Third in performing the sub-administration services for the Funds that are currently being performed by BISYS Fund Services Limited Partnership; and

         WHEREAS, BISYS is willing to perform such services on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter contained, the Administrator and BISYS hereby agree as follows:

         1. Retention of BISYS

         Fifth Third hereby retains BISYS to act as sub-administrator of the Funds. BISYS and Fifth Third hereby agree that BISYS will perform the services upon the terms set forth in this Agreement and the Schedules hereto. In performing its duties under this Agreement, BISYS will act in conformity with all laws and regulations directly applicable to BISYS in connection with its performance of services under this Agreement.

         BISYS shall, for all purposes herein, be deemed to be an independent contractor and, except as otherwise expressly provided or authorized, shall have no authority to act for or represent Fifth Third or the Funds in any way, and shall not be deemed an agent of Fifth Third or any Funds. Notwithstanding the foregoing, employees of BISYS or its affiliates may serve as officers of the Funds and in such capacity may act as agents of the Funds, however, same shall not be deemed to confer agency status on BISYS and the relationship of BISYS to Fifth Third shall be that of an independent contractor.

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         2. Sub-Administration Services.

         BISYS shall perform the sub-administration services set forth in Schedule B. BISYS agrees to perform the services described herein in accordance with the service standards set forth in Schedule C. BISYS shall provide Fifth Third or the Board of Trustees of the Company (the "Board") with such reports regarding investment performance as they may reasonably request, but shall have no responsibility for supervising the performance by any investment adviser or sub-adviser of its responsibilities. BISYS shall perform such other administration services, and furnish such Reports, for Fifth Third and the Funds that are mutually agreed upon by the parties from time to time, for which Fifth Third will pay BISYS the amounts agreed upon between them.

         BISYS may utilize agents in its performance of its services; provided, however, that (i) the Board's approval shall be required to establish an arrangement in which a party acts as sub- administrator ("Sub-Agent"); and (ii) any agent (including any Sub-Agent) retained by BISYS shall be the agent of BISYS and not the agent Of Fifth Third, and BISYS shall be fully responsible for the acts of any such agent (or Sub-Agent) and shall not be relieved of any of its responsibilities hereunder by the appointment of such agent (or Sub-Agent). BISYS shall report to the Board at its regular meetings concerning all such Sub-Agent relationships, particularly any Sub-Agents retained or terminated during the relevant period. In the event that a Sub-Agent is retained by BISYS at the request or instruction of the Company or Fifth Third, the foregoing provisions of this paragraph shall not apply to the extent they are inconsistent with any written agreement(s) entered into by the parties with respect to such arrangement.

         BISYS shall be responsible for, to the extent applicable, that a Sub-Agent (other than one retained at the request or instruction of the Company or Fifth Third) acts in conformity with all laws and regulations directly applicable to it in connection with the performance of the services hereunder that are being performed by such Sub-Agent pursuant to the arrangement between BISYS and such Sub-Agent.

         3. Allocation of Charges and Expenses.

         BISYS shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. BISYS shall also provide all items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of officers of the Company who are affiliated persons of BISYS or any affiliated entity of BISYS; provided, however, that unless otherwise specifically provided, BISYS shall not be obligated to pay the compensation of any employee or agent of Fifth Third or the Company (who is not a BISYS employee) retained by the Board to perform services on behalf of Fifth Third or the Company.

         Fifth Third (or the Company or the relevant Funds, as the case may be) assumes and shall pay or cause to be paid all other expenses of Fifth Third and the Funds that are not otherwise allocated herein, including, without limitation, Fund organization costs, taxes, expenses for Fund legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing shareholders, all expenses incurred in connection with issuing and redeeming shares of beneficial

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interest in the Funds ("Shares"), the cost of custodial services, the cost of initial and ongoing registration of the Shares under federal and state securities laws, fees and out-of-pocket expenses of the trustees of the Funds who are not affiliated persons of BISYS or any affiliate of BISYS, insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers.

         4. Compensation of the Sub-Administrator

         (a) Fifth Third shall pay BISYS for the services to be provided by BISYS under this Agreement in accordance with, and in the manner set forth in, Schedule D hereto. If this Agreement becomes effective subsequent to the first day of a month or terminates in accordance with its terms before the last day of a month, BISYS' compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of BISYS' compensation for the preceding month shall be made promptly. In addition to the foregoing, Fifth Third shall also reimburse (or cause the Funds to reimburse) BISYS for all of its customary and reasonable out-of-pocket expenses, including, without limitation, the expenses allocated to the Fifth Third (or the Company or the relevant Funds, as the case may be) set forth in Section 3 above and BISYS' actual travel and lodging expenses reasonably incurred by officers and employees of BISYS in connection with attendance at (i) Board meetings and (ii) any other meetings for which such attendance is requested by Fifth Third or agreed upon by the parties and materials costs only of BISYS' production of Board materials; provided, however, that BISYS shall give written notice (including via e-mail) to Fifth Third of any out-of-pocket expenses not specifically referenced above and shall seek prior approval from Fifth Third or the Board of Trustees of the Company of any other out-of-packet expenses.

         (b) If this Agreement becomes effective subsequent to the first day of a month or terminates in accordance with its terms before the last day of a month, BISYS' compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth on Schedule D. Payment of BISYS' compensation for the preceding month shall be made promptly.

         (c) All rights of compensation and reimbursement under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

         5. Term.

         This Agreement shall continue in effect for a period of two years, until October 31, 2006 (the "Initial Term"). Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one-year periods ("Rollover Periods"). This Agreement may be terminated only (i) by provision of a written notice of nonrenewal at least sixty (60) days prior to the end of the Initial Term or any Rollover Period, as the case may be, (ii) by mutual agreement of the parties, (iii) for "cause," as defined below, upon the provision of sixty (60) days advance written notice by the party alleging cause or (iv) automatically in the event the Company terminates the Administration Agreement.

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         For purposes of this Section 5, "Cause" shall mean (a) a material breach of this Agreement that has not been remedied for thirty (30) days following written notice of such breach from the non-breaching party; (b) a final finding or determination of fault or culpability on the part of the party not alleging cause (the "Affected Party") or its affiliates following formal proceedings against said Affected Party or its affiliates by the SEC, NASD, or any federal or state regulatory body, which finding or determination relates to or affects BISYS' obligations under this Agreement, if the party seeking termination reasonably determines that such finding or determination, or the facts on which such finding or determination are based, (i) has a material likelihood of preventing or materially and adversely impacting BISYS' performance of or ability to perform, its obligations under this Agreement or
(ii) involves criminal or unethical behavior in the conduct of the Affected Party's performance of its obligations under this Agreement or pursuant to the Administration Agreement, as the case may be; (c) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; or (c) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors.

         Notwithstanding the foregoing termination provisions, following any such termination, in the event that BISYS in fact continues to perform any one or more of the services contemplated by this Agreement (or any Schedule or exhibit hereto) with the consent of Fifth Third, the provisions of this Agreement, including without limitation the provisions dealing with compensation and indemnification, shall continue in full force and effect. Fees and expenses, including without limitation, travel and lodging expenses incurred by BISYS in accordance with Sections 3 or 4 of this Agreement but unpaid by Fifth Third upon such termination shall be immediately due and payable upon and notwithstanding such termination. BISYS shall be entitled to collect from Fifth Third, in addition to the fees and expenses provided in the Section 3 and 4 of this Agreement, the amount of all of BISYS' reasonable cash disbursements in connection with BISYS' activities in effecting such termination, including without limitation, the delivery to Fifth Third, its investment adviser and/or other parties of Fifth Third's property, records, instruments and documents.

         If, for any reason other than non-renewal, mutual agreement of the parties or "Cause", as defined above, BISYS is replaced by Fifth Third or the Company as sub-administrator, or if a third party is added to perform all or a part of the services provided by BISYS under this Agreement (excluding any Sub-Agent appointed by BISYS as provided in Section 2 hereof), then Fifth Third shall make a one-time cash payment, in consideration of the fee structure and services to be provided under this Agreement, and not as a penalty, to BISYS equal to the lesser of fifty percent (50%) of (A) the balance due BISYS for the next two years of the then-current term of this Agreement or (B) the balance due BISYS for the remainder of the then-current term of this Agreement, assuming for purposes of calculation of the payment that such balance shall be based upon the average amount of the Company's assets for the twelve months prior to the date BISYS is replaced or a third party is added. Notwithstanding the foregoing, it is agreed that in the event the Company terminates the Administration Agreement and Fifth Third is replaced as administrator for a period of two or more years, and the reasons for termination are for legitimate reasons other than to effect a termination of this Agreement, then BISYS shall not be entitled to receive the one-time cash payment referenced

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above, but shall be entitled to receive from Fifth Third any and all costs expenses it incurs in winding-down the services provided (including, without limitation, severance fees) and transitioning to the new service provider. Such payment shall be made promptly upon demand by BISYS.

         In the event the Company or any Fund is merged into another legal entity in part or in whole pursuant to any form of business reorganization or is liquidated in part or in whole prior to the expiration of the then-current term of this Agreement, the parties acknowledge and agree that the liquidated damages provision set forth above shall be applicable in those instances in which BISYS is not retained to provide services consistent with this Agreement, including the number of accounts subject to such services; provided, however, that this provision shall not be construed to require a payment of liquidated damages in circumstances where any Fund is merged, reorganized or liquidated, in whole or in part, due to legitimate economic, legal, regulatory, or marketing reasons (that do not include any attempt to remove BISYS as a sub-administrator or to reduce the fees due to BISYS hereunder) and BISYS continues to provide sub-administration services with respect to the resulting Fund and the assets that had been held by the predecessor Fund, even if the number of accounts diminishes due to such merger, reorganization or liquidation. The one-time cash payment referenced above shall be due and payable on the day prior to the first day in which services are terminated, BISYS is replaced or a third party is added.

         The parties further acknowledge and agree that, in the event services are terminated, BISYS is replaced, or a third party is added (other than a Sub-Agent selected by BISYS), as set forth above, (i) a determination of actual damages incurred by BISYS would be extremely difficult, and (ii) the liquidated damages provision contained herein is intended to adequately compensate BISYS for damages incurred and is not intended to constitute any form of penalty.

         6. Standard of Care; Uncontrollable Events; Limitation of Liability.

         BISYS shall use reasonable professional diligence in the performance of services under this Agreement, but shall not be liable to Fifth Third for any action taken or omitted by BISYS in the absence of bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties. The duties of BISYS shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against BISYS hereunder.

         BISYS shall maintain adequate and reliable computer and other equipment necessary or appropriate to carry out its obligations under this Agreement. BISYS shall provide, upon Fifth Third's reasonable request, supplemental information concerning the aspects of its disaster recovery and business continuity plan that are relevant to the services provided hereunder. Notwithstanding the foregoing or any other provision of this Agreement, BISYS assumes no responsibility hereunder, and shall not be liable for, any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control. Events beyond BISYS' reasonable control include, without limitation, force majeure events. Force majeure events include natural disasters, actions or decrees of governmental bodies, and communication lines failures that are not the fault of either party. In the event of force majeure, computer or other equipment failures or other events beyond its reasonable control, BISYS shall follow applicable procedures in its disaster recovery and business continuity plan and use all commercially reasonable efforts to minimize any service interruption.

         BISYS shall provide Fifth Third, at such times as Fifth Third may reasonably request, copies of reports rendered by independent public accountants on the internal controls and procedures of BISYS relating to the services provided by BISYS under this Agreement. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL BISYS, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE FOR EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR LOST PROFITS, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         7. Legal Advice.

         BISYS shall notify Fifth Third at any time BISYS believes that it is in need of the advice of counsel (other than counsel in the regular employ of BISYS or any affiliated companies) with regard to BISYS' responsibilities and duties pursuant to this Agreement. Fifth Third shall make its counsel or counsel to the Funds available to BISYS for such legal advice, and if reasonably required, shall permit (such permission not to be unreasonably withheld, conditioned or delayed) BISYS to seek the advice of other legal counsel, at Fifth Third's reasonable cost and expense, unless relating to a matter involving BISYS' willful misfeasance, bad faith, gross negligence or reckless disregard of BISYS' responsibilities and duties hereunder. BISYS shall be entitled to rely and act upon the advise of such legal counsel and shall not be liable in any event to Fifth Third or any Fund or any shareholder or beneficial owner of the Funds for any action reasonably taken pursuant to such advice.

         8. Instructions/Certain Procedures, etc.

         BISYS shall be protected in acting upon any document that it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. BISYS will not be held to have notice of any change of authority of any officers, employees or agents of Fifth Third or the Funds until receipt of actual notice thereof from Fifth Third or unless BISYS otherwise has knowledge that such information is not accurate.

         As to the services to be provided hereunder, BISYS may rely conclusively upon the terms of the relevant then-current Prospectus and Statement of Additional Information of the Funds, to the extent that such services are described therein unless BISYS receives written instructions to the contrary in a timely manner from Fifth Third or unless BISYS otherwise has knowledge that such information is not accurate.

         The parties hereto may amend any procedures adopted, approved or set forth herein by written agreement as may be appropriate or practical under the circumstances, and BISYS may reasonably assume that any special procedure which has been approved by an executive officer of the Funds (other than an officer or employee of BISYS or its affiliates) does not conflict with or violate any requirements of the Company's Declaration of Trust, By-Laws or then-current Prospectus.

         9. Indemnification.

         Fifth Third agrees to indemnify and hold harmless BISYS, its employees, agents, directors, officers and nominees from and against any claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses including reasonable investigation expenses (collectively, "Losses") resulting directly and proximately from BISYS' performance of services under this Agreement or based, if applicable, upon BISYS' reasonable reliance on information, records, instructions or requests pertaining to services hereunder, that are given or made to BISYS by Fifth Third, the Funds, the investment adviser, or other authorized agents of the Funds with which BISYS must interface in providing services; provided that this indemnification shall not apply to actions or omissions of BISYS involving bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties.

         BISYS shall indemnify, defend, and hold harmless Fifth Third, and its directors, officers, agents and nominees from and against Losses resulting directly and proximately from BISYS' willful misfeasance, bad faith or negligence in the performance of, or the reckless disregard of, its duties or obligations hereunder.

         The indemnification rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provisions contained herein shall apply, however, it is understood that if in any case a party may be asked to indemnify or hold the other party harmless, the indemnifying party shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnified party will use all reasonable care to identify and notify the indemnifying party promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the indemnifying party, but failure to do so in good faith shall not affect the rights hereunder except to the extent the indemnifying party is materially prejudiced thereby. As to any matter eligible for indemnification, an indemnified party shall act reasonably and in accordance with good faith business judgment and shall not effect any settlement or confess judgment without the consent of the indemnifying party, which consent shall not be withheld or delayed unreasonably.

         The indemnifying party shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the indemnifying party elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party. In the event that the indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. An indemnifying party shall not effect any settlement without the consent of the indemnified party (which shall not be withheld or delayed unreasonably by the indemnified party) unless such settlement imposes no liability, responsibility or other obligation upon the indemnified party and relieves it of all fault. If the indemnifying party does not elect to assume the defense of suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by the indemnified party. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

         10. Record Retention and Confidentiality.

         BISYS shall keep and maintain all books and records which are customary or which are required to be kept in connection with BISYS' services pursuant to applicable statutes, rules and regulations, including without limitation Rules 31a-l and 31a-2 under the Investment Company Act of 1940, as amended (the "1940 Act"). BISYS further agrees that all such books and records shall be the property of the Company or Fifth Third and to make such books and records available for inspection by the Company or Fifth Third at reasonable times or by the Commission promptly.

         BISYS shall otherwise keep confidential all books and records relating to Fifth Third and its shareholders, except when (i) disclosure is required by law, (ii) BISYS is advised by counsel that it may incur liability for failure to make a disclosure, (iii) BISYS is requested to divulge such information by duly-constituted authorities or court process, (iv) BISYS is requested to make a disclosure by a shareholder or shareholder's agent with respect to information concerning an account as to which such shareholder has either a legal or beneficial interest and a legal right to such information at such time consistent with the Fund's Declaration of Trust, Prospectus and applicable law, or (v) as requested or authorized by Fifth Third or the Company (including pursuant to its policies and procedures). BISYS shall provide Fifth Third with reasonable advance notice of disclosure pursuant to items (i) - (iii) of the previous sentence, to the extent practicable.

         With respect to any services that BISYS performs jointly with Fifth Third, BISYS and Fifth Third shall agree in advance as to the scope of the specific services to be provided by each party; the commencement date (and, if applicable, the termination date) for rendering such services; and the location (i.e. whether at the offices of the Administrator or BISYS) where the books and records related thereto shall be maintained.

         11. Return of Records

         BISYS may at its option at any time, and shall promptly, upon Fifth Third's demand, turn over to Fifth Third and cease to retain BISYS' files, records and documents created and maintained by BISYS pursuant to this Agreement which are no longer needed by BISYS in the performance of its services or for its legal protection if not so turned over to Fifth Third, such documents and records shall be retained by BISYS for six (6) years from the year of creation. At the end of such six-year period, such records and documents shall be turned over to Fifth Third unless Fifth Third authorizes in writing the destruction of such records and documents.

         12. Representations and Warranties of Fifth Third.

         Fifth Third represents and warrants to BISYS that:

                  (a) Fifth Third is a corporation duly incorporated and validly existing under the laws of Ohio, and Fifth Third has full capacity and authority to enter into this agreement and to carry out its obligations under the Administration Agreement and hereunder with respect to the Company

                  (b) It has all necessary authorizations, licenses and permits to carry out its business as currently conducted;

                  (c) It is in compliance in all material respects with all laws and regulations applicable to its business and operations;

                  (d) This Agreement has been duly authorized by Fifth Third and the Company and, when executed and delivered by Fifth Third, will constitute a legal, valid and binding obligation of Fifth Third, enforceable against Fifth Third in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the right and remedies of creditors and secured parties; and

                  (e) Fifth Third represents and warrants that it has presented this Agreement to, together with any information requested by, the Board of Trustees of the Company, and the Board of Trustees of the Company has approved this Agreement. Fifth Third shall provide BISYS with copies of the resolutions evidencing such approval prior to the effective date of this Agreement.

         13. Representations arid Warranties of BISYS.

         BISYS represents and warrants to Fifth Third that:

                  (a) It is a corporation duly incorporated and validly existing under the laws of the state of Ohio, and has full capacity and authority to enter into this agreement and to carry out its obligations hereunder;

                  (b) It has all necessary authorizations, licenses and permits to carry out its business as currently conducted;

                  (c) It is, and shall continue to be, in compliance in all material respects with all provisions of law applicable to it in connection with its services hereunder;

                  (d) The various procedures and systems which it has implemented with regard to safekeeping from loss or damage attributable to fire, theft or any other cause of the blank checks, records, and other data and BISYS' equipment, facilities, and other property used in the performance of its obligations hereunder are reasonable and adequate and that it will make such changes therein from time to time as are reasonably required for the secure performance of its obligations hereunder; and

                  (e) This Agreement has been duly authorized by BISYS and, when executed and delivered by BISYS, will constitute a legal, valid and binding obligation of BISYS, enforceable against BISYS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the right and remedies of creditors and secured parties;

                  (g) BISYS will cooperate in all material respects with the Company's disclosure controls and procedures as they relate to the services provided by B1SYS hereunder, provided that BISYS is given an opportunity to review and approve in advance such disclosure controls and procedures and any changes thereto;

                  (h) To the extent reasonably practicable, legally permissible, and when appropriate and able to be disclosed publicly, BISYS will give notice to Fifth Third of any regulatory inquiry or litigation specifically involving BISYS' provision of services hereunder to Fifth Third, if the outcome of such inquiry or litigation could reasonably be expected to have an adverse effect on the services provided by BISYS hereunder;

                  (i) It will notify Fifth Third in the event BISYS switches from the core Investar and Investar 1 system platforms to other system platforms; and

                  (j) It shall, upon reasonable request by Fifth Third, furnish Fifth Third with a copy of that portion of BISYS' SAS 70 relevant to the particular services provided by BISYS under this Agreement.

         EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, INCLUDING, WITHOUT IMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) CONCERNING THE SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO THE SERVICES PROVIDED UNDER THIS AGREEMENT BY BISYS ARE COMPLETELY DISCLAIMED.

         14. Insurance.

         BISYS shall maintain a fidelity bond covering larceny and embezzlement and an insurance policy with respect to directors and officers errors and omissions coverage, in amounts that are appropriate in light of its duties and responsibilities hereunder. Upon the request of Fifth Third, BISYS shall provide evidence that coverage is in place. BISYS shall notify Fifth Third should its insurance coverage with respect to professional liability or errors and omissions coverage be reduced or canceled. Such notification shall include the date of cancellation or reduction and the reasons therefore. BISYS shall notify Fifth Third promptly of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify Fifth Third promptly should the total outstanding claims made by BISYS under its insurance coverage materially impair, or threaten to materially impair, the adequacy of its coverage.

         15. Information to be Furnished by Fifth Third and the Company.

         Fifth Third has furnished to BISYS the following, as amended and current as of the Effective Date and will deliver all future amendments thereto:

                  (a) A copy of the Declaration of Trust of the Company and any amendments thereto;

                  (b) A copy of the Company's By-laws and any amendments thereto;

                  (c) A copy of the resolutions of the Board regarding (i) approval of this Agreement and authorization for Fifth Third to instruct BISYS hereunder, and (ii) authorization of BISYS to act as sub-administrator for Fifth Third;

                  (d) A certified list of all Officers of the Funds, and any other persons (who may be associated with Fifth Third or its investment advisor), together with specimen signatures of those officers arid other persons who (except as otherwise provided herein to the contrary) shall be authorized to instruct BISYS in all matters;

                  (e) The Company's most recent Post-Effective Amendment to its Registration Statement(s) under the Securities Act of 1933, as amended (the "1933 Act"), and under the 1940 Act on Form N-lA as filed with the Commission relating to the Shares and any further amendment thereto;

                  (f) Notification of registration of the Company under the 1940 Act on Form N-8A as filed with the Commission; and

                  (g) Prospectuses and Statements of Additional Information of the Company with respect to the Funds (such prospectuses and statements of additional information, as presently in effect and as they shall from time to time be amended and supplemented, herein called individually the "Prospectus" and collectively the "Prospectuses").

         16. Information Furnished by BISYS.

         BISYS has furnished to Fifth Third evidence of the following:

                  (a) Approval of this Agreement by BISYS, and authorization of a specified officer of BISYS to execute and deliver this Agreement; and

                  (b) Authorization of BISYS to act as Sub-Administrator for the Funds.

         17. Compliance with Laws

         Except for information which is the obligation of BISYS as set forth in
Section 10 hereof and except as provided in the services listed in the schedules hereto which call for information to be provided by BISYS for inclusion in the Prospectus, Fifth Third assumes full responsibility for the preparation, contents, and distribution of each Prospectus of the Funds in compliance with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act, and any other laws, rules and regulations of governmental authorities having jurisdiction. Subject to any obligations herein with respect to services related to "blue sky" filings, BISYS shall have no obligation to take cognizance hereunder of laws relating to the sale of Shares. Fifth Third represents and warrants that all Shares of Fifth Third that are offered to the public are covered by an effective registration statement under the 1933 Act and the 1940 Act.

         18. Notices.

         Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address: if to Fifth Third, to 38 Fountain Square Plaza, Mail Drop 1090EF, 14 Floor, Cincinnati, Ohio 45263, Attn: Rick Ille; and if to BISYS, to it at 3435 Stelzer Road, Columbus, Ohio 43219; Attn: President, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

         19. Assignment.

         This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party. This Section 19 shall not limit or in any way affect BISYS' right to appoint a Sub-Agent pursuant to Section 2 hereof. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         20. Governing Law.

         This Agreement shall be governed by and provisions shall be construed in accordance with the laws of the State of Ohio and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

         21. Activities of BISYS.

         The services of BISYS rendered to Fifth Third hereunder are not to be deemed to be exclusive. BISYS is free to render such services to others and to have other businesses and interests. It is understood that Trustees, officers, employees and Shareholders of Fifth Third and/or the Company are or may be or become interested in BISYS, as officers, employees or otherwise, and that partners, officers and employees of BISYS are or may be or become similarly interested in Fifth Third, and that BISYS may he or become interested in Fifth Third as a shareholder or otherwise.

         22. Privacy.

         Nonpublic personal financial information relating to consumers or customers of Fifth Third provided by, or at the direction of Fifth Third to BISYS, or collected or retained by BISYS in the course of performing its duties as sub-administrator, shall be considered confidential information. BISYS shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of BISYS involved in servicing the Funds except at the direction of Fifth Third or the Funds or as required or permitted by law. BISYS represents, warrants and agrees that it has in place and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers or customers of the Funds. Fifth Third represents to BISYS that the Company has adopted a Statement of its privacy policies and practices as required by the Commission's Regulation S-P. has provided a copy to BISYS and agrees to continue to provide BISYS with a copy of that statement annually. BISYS represents that it will comply with the intent and spirit of the Trust's privacy policies and applicable privacy laws to the extent that same are applicable to the services rendered by BISYS hereunder.

         23. Access to be Provided.

         BISYS shall, grant reasonable access during normal business hours to each of Fifth Third, the Trust, its independent auditors (but no more frequently than four times per year), and regulators having jurisdiction over the Trust, to the books and records maintained by BISYS as the same relates to the services performed hereunder on behalf of the Trust. Records may be edited or redacted to maintain confidentiality of materials related to other clients of BISYS.

         24. Miscellaneous.

                  (a) Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

                  (b) This Agreement constitutes the complete agreement of the parties hereto as to the subject matter covered by this Agreement, and supercedes all prior negotiations, understandings and agreements bearing upon the subject matter covered herein.

                  (c) This Agreement may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

                  (d) No amendment to this Agreement shall be valid unless made in writing and executed by both parties hereto.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                            FIFTH THIRD BANK

                                            By:      /s/ Rick Ille
                                                     ---------------------------
                                            Name:    Rick Ille
                                            Title:   Vice President

                                            BISYS FUND SERVICES OHIO, INC.

                                            By:      /s/ Fred Naddaff
                                                     ---------------------------
                                            Name:    Fred Naddaff
                                            Title:   President

                                                          DATED: NOVEMBER 1, 204
                                                     AMENDED: SEPTEMBER 29, 2005

                                     FORM OF
                                   SCHEDULE A
                       TO THE SUB-ADMINISTRATION ACREEMENT
                                     BETWEEN
                                FIFTH THIRD BANK
                                       AND
                         BISYS FUND SERVICES OHIO, INC.

FUNDS

Institutional Funds

Fifth Third Institutional Money Market Fund                Fifth Third U.S. Treasury Money Market Fund
Fifth Third Institutional Government Money                 Fifth Third Equity Index Fund
         Market Fund                                       Fifth Third LifeModel Moderately Aggressive Fund
Fifth Third LifeModel Aggressive Fund                      Fifth Third LifeModel Conservative Fund
Fifth Third LifeModel Moderate Fund
Fifth Third LifeModel Moderately
         Conservative Fund

Retail Funds

Fifth Third International Equity Fund                       Fifth Third Small Cap Growth Fund
Fifth Third Micro Cap Value Fund                            Fifth Third Mid Cap Growth Fund
Fifth Third Technology Fund                                 Fifth Third Dividend Growth Fund
Fifth Third Quality Growth Fund                             Fifth Third Small Cap Value Fund
Fifth Third Large Cap Core Fund                             Fifth Third Multi Cap Value Fund
Fifth Third Disciplined Large Cap Value Fund                Fifth Third Balanced Fund
Fifth Third Strategic Income Fund                           Fifth Third Michigan Municipal Bond Fund
Fifth Third Ohio Municipal Bond Fund                        Fifth Third Municipal Bond Fund
Fifth Third Bond Fund                                       Fifth Third Intermediate Municipal Bond Fund
Fifth Third Intermediate Bond Fund                          Fifth Third Short Term Bond Fund
Fifth Third U.S. Government Bond Fund                       Fifth Third Prime Money Market Fund
Fifth Third Government Money Market Fund                    Fifth Third Michigan Municipal Money Market Fund
Fifth Third Municipal Money Market Fund                     Fifth Third High Yield Bond Fund

                                   SCHEDULE B

                       TO THE SUB-ADMINISTRATION AGREEMENT
                                     BETWEEN
                                FIFTH THIRD BANK
                                       AND
                         BISYS FUND SERVICES OHIO, INC.

                                    SERVICES

BISYS, the Sub-Administrator, will perform those services next to which an "x" appears in the table below in the "BISYS" column. Certain services will be performed jointly by BISYS and Fifth Third (also known as "5/3"), the Administrator, as indicated in the table below.

------------- ----- ------------------------------------------------------------
BISYS         5/3   ADMINISTRATION
------------- ----- ------------------------------------------------------------
X             X     1. Maintain and manage annual regulatory filing calendar.
------------- ----- ------------------------------------------------------------
              X     2. Manage the process of printing and distributing
                    prospectuses and prospectus supplements. This includes, but is not limited to, information regarding quantities and
                    layout, price negotiation, invoice control and management of the mailing process.
------------- ----- ------------------------------------------------------------
              X     3. Manage the process of printing and distributing proxy
                    materials. This includes, but is not limited to, information regarding quantities, compilation of shareholder data, price negotiation and management of the mailing process.
------------- ----- ------------------------------------------------------------
              X     4. Prepare for and conduct shareholder meetings. This
                    includes, but is not limited to, solicitation of
                    shareholders, preparation of scripts, oversight of the
                    tabulation of votes and preparation of reports that reflect voting results.
------------- ----- ------------------------------------------------------------
X                   5. Prepare and file Form N24-F2.
------------- ----- ------------------------------------------------------------
X                   6. Obtain tax identification numbers from the IRS for each
                    Fund portfolio.
------------- ----- ------------------------------------------------------------
              X     7. Assist Fund's Independent Accountants with 17f-2 audit
                    process.
------------- ----- ------------------------------------------------------------
X             X     8. Assist Fund in obtaining Fund ratings from NRSROs and the
                    NAIC.
------------- ----- ------------------------------------------------------------
X                   9. Obtain Fund CUSIPs.
------------- ----- ------------------------------------------------------------
              X     10. Assist in the completion of trustee/officer
                    questionnaires.
------------- ----- ------------------------------------------------------------
X             X     11. Assist the Fund in the preparation of appropriate
                    documentation and records relating to the contribution of
                    seed money capital.
------------- ----- ------------------------------------------------------------
X             X     12. Maintain books and records on behalf of the Fund, as
                    agreed upon by the parties.
------------- ----- ------------------------------------------------------------
X             X     13. Review of N-SAR, Form N-lA and prospectuses, Prospectus
                    Supplements, N-14's and proxies.
------------- ----- ------------------------------------------------------------
X*            X     14. Make available persons to serve as officers of the
                    Funds only in administrative or ministerial capacities
                    related to services provided by BISYS and its affiliates, or as otherwise agreed in writing by BISYS.
------------- ----- ------------------------------------------------------------
X             X     15. Provide support and services for fund and non-fund
                    mergers, conversions, and reorganizations.
------------- ----- ------------------------------------------------------------
X             X     16. Review Account Applications and Shareholder Agreements.
------------- ----- ------------------------------------------------------------

------------- ----- ------------------------------------------------------------
BISYS         5/3   COMPLIANCE
------------- ----- ------------------------------------------------------------
X             X     1. Review monthly compliance reports that are prepared by
                    the investment adviser(s).
------------- ----- ------------------------------------------------------------
X                   2. Perform independent monthly portfolio compliance testing.
------------- ----- ------------------------------------------------------------
X             X     3. Prepare quarterly tax compliance checklist for use by
                    investment adviser(s).
------------- ----- ------------------------------------------------------------
X                   4. Notify appropriate Fund officers of mark-to-market issues pursuant to Board-approved procedures.
------------- ----- ------------------------------------------------------------
X             X     5. Provide appropriate assistance with respect to SEC
                    inspections including (i) rendering advice regarding
                    proposed responses (ii) compiling data and other information in response to SEC requests for information (iii)
                    communicating with SEC staff members, as necessary, and (iv)
                    meet with portfolio managers to provide guidance on audit.
------------- ----- ------------------------------------------------------------
X             X     6. Provide appropriate assistance with respect to audits
                    conducted by the Fund's independent accountants including(i)
                    compiling data and other information and (ii) communicating with independent accountants, as necessary.
------------- ----- ------------------------------------------------------------
X             X     7. Consult with and advise, on a proactive basis, Fund
                    portfolio managers with respect to compliance matters.
------------- ----- ------------------------------------------------------------
X                   8. Prepare quarterly brokerage allocation compliance
                    checklist and supporting documentation for use by investment adviser(s).
------------- ----- ------------------------------------------------------------
X                   9. Provide on-site compliance training for investment
                    advisory personnel, as requested.
------------- ----- ------------------------------------------------------------
X                   10. Preparation of Fund-specific compliance manual.
------------- ----- ------------------------------------------------------------
X             X     11. Provide investment adviser with portfolio compliance
                    checklists
------------- ----- ------------------------------------------------------------
X             X     12. Provide Board with quarterly results of compliance
                    reviews and testing
------------- ----- ------------------------------------------------------------

------------- ----- ------------------------------------------------------------
BISYS         5/3   TAX AND FINANCIAL SERVICES
------------- ----- ------------------------------------------------------------
X                   1. Prepare semi-annual/annual financial statements.
------------- ----- ------------------------------------------------------------
X                   2. Prepare and file Form N-SAR and the Company's Form N-CSR
------------- ----- ------------------------------------------------------------
X                   3. Calculate/distribute all standard performance information
------------- ----- ------------------------------------------------------------
X                   4. Prepare annual Fund expense budget and monthly accrual
                    analyses
------------- ----- ------------------------------------------------------------
X                   5. Validate/approve Fund expenses to be paid
------------- ----- ------------------------------------------------------------
X                   6. Register Fund portfolios with NASDAQ
------------- ----- ------------------------------------------------------------
X             X     7. Prepare financial materials for Board books.
------------- ----- ------------------------------------------------------------
X                   8. Calculate declaration of income/capital gain
                    distributions in compliance with income/excise tax
                    distribution requirements.
------------- ----- ------------------------------------------------------------
X             X     9. Review all dividend declarations to determine that such distributions are not "preferential" under the Internal
                    Revenue Code.
------------- ----- ------------------------------------------------------------
X                   10. Review and file federal and state income tax returns and federal excise tax returns within statutory deadlines.
------------- ----- ------------------------------------------------------------
X                   11. Prepare/distribute year-end shareholder tax information letters and Forms 1099-MISC for trustee fees/vendor payments within 30 days of calendar year-end.
------------- ----- ------------------------------------------------------------

------------- ----- ------------------------------------------------------------
X                   12. Prepare and file holdings reports on Form N-Q as
                    required at the end of the first and third fiscal quarters of each year.
------------- ----- ------------------------------------------------------------
X             X     13. Provide on-site consulting services for conversions.
------------- ----- ------------------------------------------------------------
X             X     14. Provide expense budgeting consulting to review expense ratios/fee waivers.
------------- ----- ------------------------------------------------------------

                    LEGAL SERVICES
------------- ----- ------------------------------------------------------------
BISYS         5/3   GENERAL
------------- ----- ------------------------------------------------------------
X             X     1. Maintain files of registration statements, Fund
                    contracts, Fund proxies and other Fund legal documents.
------------- ----- ------------------------------------------------------------
              X     2. Provide assistance and consultation with respect to
                    product development issues.
------------- ----- ------------------------------------------------------------
X             X     3. Provide assistance concerning matters pertaining to
                    Federal securities laws, and tax-related issues.
------------- ----- ------------------------------------------------------------
X                   4. When BISYS is retained as Fund Distributor, prepare or
                    review broker-dealer agreements and agreements for
                    shareholder support services.
------------- ----- ------------------------------------------------------------
X             X     5. Provide information concerning current legal and
                    regulatory developments.
------------- ----- ------------------------------------------------------------
X             X     6. Provide comments, as appropriate, concerning regulatory agency proposals.
------------- ----- ------------------------------------------------------------
X                   7. Maintain appropriate insurance coverage on behalf of the
                    Fund in the form of (i) a Directors & Officers/Errors &
                    Omissions professional liability and (ii) a Fidelity Bond.
------------- ----- ------------------------------------------------------------
X                   8. Prepare memoranda and other correspondence that outlines the terms and conditions of the insurance policies described in item 7 above
------------- ----- ------------------------------------------------------------

------------- ----- ------------------------------------------------------------
BISYS         5/3   BOARD MEETING MATTERS
------------- ----- ------------------------------------------------------------
              X     1. Maintain calendar and files for all Board meetings,
                    including the maintenance of Fund minute books and corporate records (e.g., Articles of Incorporation/Declaration of
                    Trust, Bylaws).
------------- ----- ------------------------------------------------------------
X             X     2. Prepare quarterly Board meeting responsibility chart.
------------- ----- ------------------------------------------------------------
              X     3. Provide appropriate personnel to attend Board meetings.
------------- ----- ------------------------------------------------------------
              X     4. Prepare Board agendas and relevant sections of Board
                    materials.
------------- ----- ------------------------------------------------------------
X                   5. Produce and distribute Board books.
------------- ----- ------------------------------------------------------------
              X     6. Record minutes of Board meetings.
------------- ----- ------------------------------------------------------------

------------- ----- ------------------------------------------------------------
BISYS         5/3   REGISTRATION STATEMENTS
------------- ----- ------------------------------------------------------------
X             X     1. Manage the process of updating and filing registration
                    statements by (i) reviewing or recommending proposed disclosure changes, (ii) compiling data for purposes of updating information, (iii) receiving disclosure comments and communicating them to counsel to the Fund and the financial printer and (iv) overseeing and approving revisions that are made by the financial printer.

------------- ----- ------------------------------------------------------------
X             X     2. Prepare periodic supplements to Fund prospectuses or, if the parties agree, review such supplements that are
                    prepared by counsel to the Fund.
------------- ----- ------------------------------------------------------------

------------- ----- ------------------------------------------------------------
BISYS         5/3   PROXY MATERIALS
------------- ----- ------------------------------------------------------------
              X     1. Review proxy statements that are prepared by counsel to the Fund.
------------- ----- ------------------------------------------------------------

------------- ----- ------------------------------------------------------------
BISYS         5/3   BLUE SKY
------------- ----- ------------------------------------------------------------
X                   1. Qualify the Fund and its shares with state's blue sky
                    authorities of designated upon client authorization.
------------- ----- ------------------------------------------------------------
X                   2. Amend and renew sales permits as required from time to
                    time.
------------- ----- ------------------------------------------------------------
X                   3. Monitor the sales of shares in individual states on a
                    daily basis upon receipt of sales information and, when
                    required, report sales to appropriate states.
------------- ----- ------------------------------------------------------------
X                   4. Maintain Fund blue sky filing calendars.
------------- ----- ------------------------------------------------------------
X                   5. Address all blue sky audit and examination issues.
------------- ----- ------------------------------------------------------------
X                   6. Conduct blue sky fee analysis, upon request.
------------- ----- ------------------------------------------------------------
X                   7. Produce checks required for state filing fees.
------------- ----- ------------------------------------------------------------
X                   8. Review of state institutional exemptions when asked.
------------- ----- ------------------------------------------------------------
X                   9. File fund documents (N-lA's, prospectuses, financial
                    statements, etc.) as required under state blue sky law.
------------- ----- ------------------------------------------------------------

         *The provision of employees of BISYS to serve as officers of the Company shall be subject to the provisions of the Supplemental Services section set forth below and the BISYS Policies referred to therein.

List of services may not be exhaustive of services provided by Fifth Third under the Administration Agreement; certain services, or aspects of certain services, may be provided by both Fifth Third and BISYS.

                         SUPPLEMENTAL SERVICE PROVISIONS

         To assist Fifth Third and the Company in connection with the Company's obligations under Sections 302 and 906 of the Sarbanes Oxley Act of 2002 and Rule 30a-2 and Rule 30a-3 under the 1940 Act (collectively, with such other related regulatory provisions applicable to the Company, "Sarbanes-Oxley"), Fifth Third and BISYS will each internally establish and maintain controls and procedures ("BISYS internal controls") designed to ensure that information recorded, processed, summarized, or reported by it with respect to ISYS and its affiliates for Fifth Third on behalf of the Company and included in financial information certified by the Company's officers ("Certifying Officers") on Form N-CSR and Form N-Q("Reports") is (a) recorded, processed, summarized, and reported by BISYS within the time periods specified in the Commission's rules and forms and the corresponding disclosure controls and procedures of the Funds ("Fund DCPs"), and (b) accumulated and communicated to the relevant Certifying Officers consistent with the Fund DCPs.

         If requested by Certifying Officers with respect to a fiscal period during which BISYS serves or served as financial sub-administrator, BISYS will provide a sub-certification consistent with the requirements of Sarbanes-Oxley pertaining to BISYS' services. In rendering such sub- certifications concerning Reports of the Funds, BISYS may (a) limit its representations to information prepared, processed and reported by BISYS; (b) rely upon and assume the accuracy of the information provided by officers and other authorized agents of the Funds, including Fifth Third and any other service providers to the Funds (other than BISYS and its affiliates) and compliance by such officers and agents with the Fund DCPs, including but not limited to, each Fund's investment adviser(s) and custodian; and (c) assume that the Company has selected the appropriate accounting policies for the Funds.

         If BISYS is responsible for preparing and/or filing certified financial reports of the Company ("Reports"), Fifth Third shall assist and cooperate with BISYS (and shall cause its officers, and the Company and its officers, investment advisers and other service providers, to assist and cooperate with BISYS) to facilitate the delivery of information requested by BISYS in connection with the preparation of the Form N-CSR and Form N-Q of the Funds, including financial statements of the Funds, so that BISYS may submit a draft Report to the Funds' Disclosure Controls and Procedures Committee ("Fund DCP Committee") at least ten (10) days prior to the date the relevant Report is to be filed. The relevant Certifying Officers and the Chief Legal Officer of the Funds shall be deemed to constitute the Fund DCP Committee in cases in which no other Fund DCP Committee has been designated or is operative. In the event that an employee of BISYS serves as a Certifying Officer of the Company, the following provisions shall apply:

         Fifth Third represents and warrants that it and the Company recognize the Company's obligations to comply with Sarbanes-Oxley. Without limitation of the foregoing, Fifth Third covenants that it and the Company shall maintain responsibility for, and shall support and facilitate the role of each Certifying Officer and the Fund DCP Committee in, designing and maintaining the Fund DCPs in accordance with applicable laws, including (a) ensuring that the Fund DCP Committee and/or Certifying Officers obtain and review sub-certifications and reports on internal controls from the Funds' investment adviser(s) and other service providers, if any, sufficiently in advance of the date upon which the relevant financial statements must be finalized by BISYS (in order to print, distribute and/or file the same), and (b) evaluating the effectiveness of the design and operation of the Fund DCP, with (at the Company's election) the participation of the Certifying Officers, within the requisite timeframe prior to the filing of each Report.

         Fifth Third agrees and acknowledges, and prior to the effective date of this agreement shall advise and obtain the corresponding agreement and acknowledgment of the Company, that the internal policies (the "BISYS Policies") of BISYS Fund Services concerning arrangements in which its employees serve as executive officers of mutual fund clients are applicable to the service of any BISYS employee as a Certifying Officer or as Chief Legal Officer (if applicable) of the Company (an "Employee/Executive Officer"), and that to the extent this service is rendered by BISYS it is limited, in each case, to providing an Employee/Executive Officer who, in the exercise of his or her duties to the Company, shall act in good faith and in a manner reasonably believed by him or her to be in the best interests of the Company. BISYS shall select, and may replace, the specific employee that it makes available to serve in the designated capacity as an Employee/Executive Officer, in BISYS' reasonable discretion, taking into account such person's responsibilities concerning, and familiarity with., the Company's operations.

         BISYS' provision of each Employee/Executive Officer is also subject to, and conditioned upon, the following:

         (a) The Fund DCPs shall contain (or the Company, Fifth Third and BISYS shall otherwise establish) mutually agreeable procedures governing the certification process, and the parties shall comply with such procedures in all material respects. Among other things, the procedures shall provide as follows:

                  (i) The Company shall establish and maintain a Fund DCP Committee comprised of persons including (at a minimum) the Company's Principal Executive Officer, Chief Financial Officer and Chief Legal Officer and such other individuals as may be reasonably necessary or appropriate for the Fund DCP Committee to ensure the cooperation of, and to oversee, each of the Company's agents (including sub-agents) that records, processes, summarizes, or reports information contained in Fund Reports (or other information from which such information is derived), including the investment adviser and custodian (each, a "Service Provider"). In connection therewith, the Fund DCP Committee shall assist the Certifying Officers by requiring that sub-certifications acceptable to the Certifying Officers be provided by Service Providers.

                  (ii) The Fund DCP Committee shall (i) meet within 10 days before the filing date of each Report to review the accuracy and completeness of the relevant Report and (ii) record its considerations and conclusions in a written memorandum sufficient to support conclusions pertaining to Fund DCPs as required by of the instructions to Form N-CSR and Form N-Q. In conducting its review and evaluations, the Fund DCP Committee shall:

         establish a schedule to ensure that all required disclosures in Form N-CSR and Form N-Q, including the financial statements, for the Funds are identified and prepared in a timeframe sufficient to allow review;

         review SAS 70 Reports pertaining to Service Providers, if applicable, or in the absence of any such reports, consider the adequacy of a sub-certification of the Service Provider. In cases where the SAS 70 Report is dated more than 90 days prior to the issuance of a Report, the DCP Committee shall request a written representation from the Service Provider regarding the continued application and effectiveness of internal controls described in the report, or descriptions of any changes in internal control structure, as of the date of the bring-down certification;

         consider whether there are any significant deficiencies in the design or operation of the Fund DCPs that could adversely affect a Fund's ability to record, process, summarize, and report financial data, and in the event that any such deficiencies are identified, disclose them to such Fund's Certifying. Officers, such Funds' audit committee and its auditors;

         consider whether, to the knowledge of each member of the Fund DCP Committee, there has been or may have been any fraud, whether or not material, and in the event that any such occurrence is identified, ensure that this has been disclosed to the Certifying Officers and Chief Legal Officer (collectively, the "Executive Officers"), so that the Executive Officers may inform the Funds' audit committee and its auditors; and

         determine whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of the most recent evaluation of internal controls, including any corrective actions -with regard to significant deficiencies and material weaknesses, and if there were any, take all steps necessary so that such changes and corrective actions are reflected in the Report.

         Fifth Third represents, warrants and covenants that the Company's governing documents (such as its Agreement and Declaration of Trust and By-Laws) and/or resolutions of its Board do, and at all times shall, contain mandatory indemnification provisions that are applicable to each Employee/Executive Officer, and which are intended to have the effect of fully indemnifying him or her and holding him or her harmless with respect to any claims, liabilities and costs arising out of or relating to his or her service as an Employee/Executive Officer in good faith in a manner reasonably believed to be in the best interests of the Company, except to the extent he or she would otherwise be liable to the Company by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, within the meaning of Section 17(h) of the 1940 Act.

         Fifth Third represents, warrants and covenants that the Company does, and at all times shall, provide coverage to each Employee/Executive Officer under its directors and officers liability policy that is appropriate to the Employee/Executive Officer's role and title, and that is consistent with coverage applicable to other executive management-level officers;

         An Employee/Executive Officer that serves as a Certifying Officer shall have the full discretion to decline to certify a particular Report that fails to meet the standards set forth in the Certification, to report matters involving fraud or other failure to meet the standards of applicable law to the audit committee of the Board, or in appropriate circumstances, to resign from his or her position, in the event that he or she reasonably determines that there has been or is likely to be (a) a material deviation from the BISYS Policies, (b) a violation of Sarbanes-Oxley or other applicable laws, or (c) a material deviation by the Company from the terms of this Agreement governing the services of such Certifying Officer that is not caused by such Certifying Officer or BISYS.

         Each Employee/Executive Officer that serves as a Certifying Officer may, and Fifth Third shall and shall ensure that the Company shall, promptly notify BISYS of any issue, matter or event that would be reasonably likely to result in any claim by the Funds, any of the Funds' shareholders or any third party which involves an allegation that any Report failed to meet the standards of applicable laws or that any of the Company's Certifying Officers failed to exercise their obligations to the Funds in a manner consistent with Sarbanes-Oxley and other applicable laws.

         Notwithstanding any provision of this Agreement that expressly or by implication provides to the contrary, (a) it is expressly agreed and acknowledged that BISYS cannot ensure that the Company complies with Sarbanes-Oxley, and (b) if a BISYS employee serves as an Executive Officer of the Company, as long as such Executive Officer acts in good faith and in a manner reasonably believed to be in the best interests of the Company (and would not otherwise be liable to Fifth Third or the Company by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office), Fifth Third shall, and shall cause the Company to, indemnify the Executive Officer and BISYS and hold the Executive Officer and BISYS harmless from any loss, liability, expenses (including reasonable attorneys fees) and damages incurred by them arising o of or resulting from the service of such Employee/Executive Officer as a Certifying Officer or other executive officer of the Company.

                                   SCHEDULE C
                       TO THE SUB-ADMINISTRATION AGREEMENT
                                     BETWEEN
                                FIFTH THIRD BANK
                                       AND
                         BISYS FUND SERVICES OHIO, INC.

         Pursuant to Section 1 of this Agreement, BISYS has agreed to perform the services described in this Agreement in accordance with the service standards set forth in this Schedule C. Such standards are contained on the page attached hereto. The parties agree that such service standards may be revised, from time to time, by mutual agreement.

         In the event BISYS fails to meet a service standard in any particular month, BISYS agrees to take appropriate corrective measures within the following thirty-day period in order to be in compliance with the appropriate standard at the end of such thirty-day period; provided, however, that the foregoing requirement shall not apply in those instances in which BISYS' failure to meet a service standard was due to circumstances beyond its control.

         In the event BISYS fails to meet a particular service standard (except for any failure due to circumstances beyond its control) in two consecutive months, the fee payable to BISYS hereunder shall be reduced by one percent (1%) or such lower amount as the parties shall agree upon for the second of those two months. If such failure occurs in three consecutive months, the fee payable to BISYS hereunder shall be reduced by a total of one and one-half percent (1.5%) or such lower amount as the parties shall agree upon for the third of those three months.

                               SERVICING STANDARDS


ITEM                                  STANDARD

Fund Compliance Reviews               Monthly

Financial Reports                     Printed and mailed within sixty (60)
                                      days following fiscal year end,
                                      or sixty (60) days following
                                      semi-annual period as long as B1SYS
                                      can select financial printer

Review of accruals                    Monthly

Prospectus Updates                    Prepared and ready to print
                                      within five (5) days of the
                                      effective date of the Registration
                                      Statement.

                                   SCHEDULE D

                      TO THE SUB-ADMIINISTRATION AGREEMENT
                                     BETWEEN
                                FIFTH THIRD BANK
                                       AND
                         BISYS FUND SERVICES OHIO, INC.
                                      FEES

In consideration of the services rendered and the expenses incurred pursuant to this Agreement, and subject to the annual minimum fees set forth below, BISYS shall be paid by Fifth Third on the first business day of each month, or at such other time(s) as the parties hereto shall agree, fees computed daily at the annual rates set forth below.

ASSET-BASED FEE

The relevant fees, including breakpoints set forth below shall be applied, to the respective Funds separately and individually, and then the fees determined thereby with respect to each Fund shall be aggregated in order to determine the total sub-administrator fee. For each Fund, the various fee rates shall be applied incrementally to the relevant asset level within the various breakpoints.

FOR EACH FUND OTHER THAN INSTITUTIONAL FUNDS

1.45 basis points (.0145%) of the Fund's average daily net assets up to $700 million.

1.20 basis points (.0120%) of the Fund's average daily net assets from $700 million up to $1 billion.

1.05 basis points (.0105%) of the Fund's average daily net assets from $1 billion up to $2 billion.

..8 basis points (.0080%) of the Fund's average daily net assets over $2 billion.

FOR EACH FUND DESIGNATED AS INSTITUTIONAL FUND ON SCHEDULE A:

1.35 basis points (.0135%) of the Fund's average daily net assets up to $700 million.

1.20 basis points (.0120%) of the Fund's average daily net assets from $700 million up to 1 billion.

1.05 basis points (.0105%) of the Fund's average daily net assets from 1 billion up to 2 billion.

..75 basis points (.0075%) of the Fund's average daily net assets from 2 billion.

Plus

N-Q Filing Fees equal to $ (amount to be mutually agreed upon by BISYS and Fifth Third for the provision of such service) per Fund per N-Q filed on such Fund's behalf.

MISCELLANEOUS
In addition, any new Funds established after the Effective Date shall be subject to an annual minimum fee of $20,000

OUT-OF-EXPENSES
Out of pocket expenses are not included in the above fees and shall also be paid to BISYS in accordance with the provisions of this Agreement.